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Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 28, 2005 (except as to Note 15 as to which date is March 29, 2005) in the Amendment No. 2 to Registration Statement (Form S-4) of ValueClick, Inc. for the registration of 17,386,493 shares of its common stock.

Los Angeles, California
September 16, 2005

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  Exhibit 23.6
Consent of Independent Registered Public Accounting Firm